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                                                                     Exhibit (b)

                                                          AS AMENDED AT 12/14/83

                                     BYLAWS
                                       OF
           INVESTMENT TRUST OF BOSTON - NEW YORK TAX FREE INCOME FUND


ARTICLE 1
             Agreement and Declaration of Trust and Principal Office

     1.1 AGREEMENT AND DECLARATION OF TRUST. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Investment Trust of Boston - New York Tax Free Income Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

     1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located in Boston, Massachusetts.

ARTICLE 2
                              Meeting of Trustees

     2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

     2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

     2.3 NOTICE. It shall be sufficient notice to the Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustees at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack

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of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

ARTICLE 3
                                    Officers

     3.1 ENUMERATION: QUALIFICATION. The officers of the Trust shall be a Chairman of the Trustees, a President, a Treasurer, a Clerk, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees shall be a Trustee and may but need not be a shareholder; and any other officer may but not need be a Trustee or a shareholder. Any two or more offices may be held by the same person.

     3.2 ELECTION. The Chairman of the Trustees, the President, the Treasurer, and the Clerk shall be elected annually by the Trustees at their first meeting following the annual meeting of shareholders. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

     3.3 TENURE. The Chairman of the Trustees, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Trustees following the next annual meeting of shareholders and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

     3.4 POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

     3.5 CHAIRMAN; PRESIDENT. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive officer.

     3.6 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder


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servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

     3.7 CLERK. The Clerk shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the shareholders or Trustees, an assistant clerk, or if there be none or if he or she is absent, a temporary clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.

     3.8 RESIGNATIONS AND REMOVALS. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or to the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
                                   Committees

     4.1 QUORUM; VOTING. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

ARTICLE 5
                                     Reports

     5.1 GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


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ARTICLE 6
                                   Fiscal Year

     6.1 GENERAL. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7
                                      Seal

     7.1 GENERAL The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8
                               Execution of Papers

     8.1 GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President or by the Treasurer and need not bear the seal of the Trust.

ARTICLE 9
                         Issuance of Share Certificates

     9.1 SHARE CERTIFICATES. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the president or vice-president and by the treasurer or assistant treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.



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     9.2  LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

     9.3 ISSUANCE OF NEW CERTIFICATES TO PLEDGEE. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificates shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

     9.4 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of shares in the Trust.

ARTICLE 10
           Provisions Relating to the conduct of the Trust's Business

     10.1 CERTAIN DEFINITIONS. When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares issued by the Trust shall be offered and sold by such Distributors. "Manager" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust.

     10.2 LIMITATION ON HOLDINGS BY THE TRUST OF CERTAIN SECURITIES AND ON DEALINGS WITH OFFICERS OR TRUSTEES. The Trust may not purchase or retain shares or securities issued by an issuer if one or more of the holders of the shares or securities issued by an issuer or one or more of the officers or directors of such issuer is an officer or Trustee of the Trust or officer or director of the Manager and if one or more of such officers, Trustees or directors owns beneficially more than 1/2 of 1% of the shares or securities, or both, of such issuer and such officers, Trustees and directors owning more than 1/2 of 1% of such shares or securities together own beneficially more 5% of such shares or securities. Each officer and Trustee of the Trust shall keep the Treasurer of the Trust informed of the names of all issuers shares or securities of which are held in the portfolio of the Trust in which such officer or Trustee owns as much as 1/2 of 1% of the outstanding shares or securities.

         The Trust will not lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the Trust, and shall not permit any officer or Trustee or any officer or director of the Distributor or Manager to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the


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Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Manager (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder; (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager ifs an officer or director or otherwise financially interested.

     10.3 LIMITATION ON DEALING IN SECURITIES OF THE TRUST BY CERTAIN OFFICERS, TRUSTEES, DISTRIBUTOR OR MANAGER. Neither the Distributor nor Manager, nor any officer or Trustee of the Trust or officer or director of the Distributor or Manager shall take long or short positions in securities issued by the Trust; provided, however, that:

          (1) the Distributor may purchase from the Trust and otherwise deal in shares issued by the Trust pursuant to the terms of its contract with the Trust;

          (2) any officer or Trustee of the Trust or officer or director of the Distributor or Manager or any trustee or fiduciary for the benefit of any of them may at any time, or from time to time, purchase from the Trust or from the Distributor shares issued by the Trust at the price available to the public or to such officer, Trustee, director, trustee or fiduciary, no such purchase to be in contravention of any applicable state or federal requirement; and

          (3) the Distributor or the Manager may at any time, or from time to time, purchase for investment shares issued by the Trust.

     10.4 SECURITIES AND CASH OF THE TRUST TO BE HELD BY CUSTODIAN SUBJECT TO CERTAIN TERMS AND CONDITIONS.


          (1) All securities and cash owned by this Trust shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, this Trust may, or may permit any Custodian to, deposit all or any part of the Securities owned by this Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by


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     bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.

          (2) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.

          (3) The Trust shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:

               (1) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

               (2) require that the cash and securities owned by the Trust be delivered directly to the successor Custodian; and

               (3) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.

     10.5 LIMITATIONS ON INVESTMENT BY THE TRUST IN SECURITIES OF ANY ONE ISSUER AND IN SECURITIES OF CERTAIN UNSEASONED ISSUERS. The Trust may not acquire more than 10% of the voting securities of any issuer, both with respect to any series of shares of the Trust and to the Trust in the aggregate.

     No series of shares of the Trust may invest in securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Trust (taken at current value) would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest and principal by the U.S. government or its agencies or instrumentalities or to "New York Tax Exempt Bonds" as that term is defined in the Trust's prospectus as in effect from time to time.

     No series of shares of the Trust may invest in securities of any issuer, which, together with any predecessors or controlling persons, has been in operation for less than three consecutive years and in equity securities for which market quotations are not readily available (but excluding restricted securities) if, as a result, the aggregate of such investments would exceed 5% of the value of such series' net assets; provided, however, that this restriction shall not apply to any obligation of the U.S. government or its instrumentalities or agencies. Debt securities having equity features shall not be considered "equity securities" for purposes of this limitation.




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     10.6 LIMITATION ON INVESTMENT BY THE TRUST IN SECURITIES OF OTHER
INVESTMENT COMPANIES. The Trust may not invest in securities of other investment companies except as they may be acquired as part of a merger, consolidation or acquisition of assets.

     10.7 LIMITATION ON BORROWING AND PLEDGING ASSETS BY THE TRUST.

          (1) No series of shares of the Trust shall borrow money in excess of 10% of the value (taken at the lower cost or current value) of its total assets (not including the amount borrowed) at the time the borrowing is made, and then only from banks as a temporary measure to facilitate the meeting of redemption requests (not for leverage) which might otherwise require the untimely disposition of portfolio investments or for extraordinary or emergency purposes. Such borrowings will be repaid before any additional investments are purchased.

          (2) No series of shares of the Trust shall pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 10% of its total assets (taken at the lower of cost or the current value) and then only to secure borrowings permitted by (A) above. The deposit of securities in escrow in connection with the writing of covered call options is not deemed to be a pledge or other encumbrance.

     10.8 LIMITATION ON PURCHASES ON MARGIN AND SHORT SALES. The Trust shall not purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities, and may not make short sales of securities or maintain a short position for the account of the Trust unless at all times when a short position is open it owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

     10.9 REQUIREMENTS AND RESTRICTIONS REGARDING THE MANAGEMENT CONTRACT. Every advisory or management contract entered into by the Trust shall provide that in the event that the total expenses of any series of shares of the Trust for any fiscal year should exceed the limits imposed on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Trust are offered for sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof.

     10.10 REPORTS TO SHAREHOLDERS: DISTRIBUTIONS FROM REALIZED GAINS. The Trust shall send to each shareholder of record at least semi-annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.




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     10.11 OTHER INVESTMENT LIMITATIONS.

          (1) The Trust may not buy or sell oil, gas or other mineral leases, rights, or royalty contracts or buy or sell commodity contracts.

          (2) The Trust may not purchase or sell real estate, although it may purchase securities secured by interests in real estate and securities representing interests in real estate.

     10.12 DETERMINATION OF NET ASSET VALUE PER SHARE. Net asset value per share of each series of shares of the Trust shall mean: (i) the value of all the assets of such series; (ii) less total liabilities of such series; (iii) divided by the number of shares of such series outstanding, in each case at the time of each determination. The net asset value per share of each series shall be determined as of the normal close of trading on the New York Stock Exchange on each day on which such Exchange is open. As of any time other than the normal close of trading on such Exchange, the Trustees may cause the net asset value per share last determined to be determined again in a similar manner or adjusted to reflect changes in market values of securities in the portfolio, such adjustment to be made on the basis of changes in selected security prices determined by the Trustees to be relevant to the portfolio of such series or in averages or in other standard and readily ascertainable market data, and the Trustees may fix the time when such redetermined or adjusted net asset value per share of each series shall become effective.

     In valuing the portfolio investments of any series for determination of net asset value per share of such series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of short-term debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine. Dividends payable by the Trust shall be deducted as at the time of but immediately prior to the determination of net asset value per share on the record date therefor.

ARTICLE 11
                                  Shareholders

     11.1 ANNUAL MEETING. The annual meeting of the shareholders of the Trust shall be held between January 1 and January 31 in each year on a date and at a time within that period set by the Trustees.



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     11.2 RECORD DATES. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

ARTICLE 12
                            Amendments to the Bylaws

     12.1 GENERAL. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.









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Adopted:     September 30, 1983
Amended:     November 10, 1983 (secs. 1,1 and 11.1)
Amended:     December 14, 1983 (sec. 11.1)




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